EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement Nos. 33-46506, 333-101494, 333-83658, 333-83656, 333-72931 and 333-117445 on Form S-8 of our reports dated September 8, 2005, relating to the consolidated financial statements of Dycom Industries, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 30, 2005.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida

September 8, 2005